Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2025 Results

Financial and Business Highlights

•	Service revenue was $241.9 million for Q3 2025 and was $246.2 million for Q2 2025.

o	On-net revenue increased by 2.2% from Q2 2025 to Q3 2025.

▪	On-net revenue was $135.3 million for Q3 2025 and $132.3 million for Q2 2025.

o	Wavelength revenue increased by 12.4%, sequentially, and increased by 92.5% from Q3 2024.

▪	Wavelength revenue was $10.2 million for Q3 2025, $9.1 million for Q2 2025 and $5.3 million for Q3 2024.

▪	Wavelength customer connections increased by 19.1%, sequentially from Q2 2025 and increased by 68.1% from Q3 2024.

o	Revenue from leasing IPv4 addresses increased by 14.1%, from Q2 2025 and increased by 55.5% from Q3 2024.

▪	Revenue from leasing IPv4 addresses was $17.5 million for Q3 2025, $15.3 million for Q2 2025 and $11.2 million for Q3 2024.

•	In October 2025, Cogent entered into a letter of intent to sell two data centers Cogent acquired and repurposed in connection with its Sprint acquisition for $144 million in cash.

•	EBITDA increased by 0.6% to $48.8 million for Q3 2025 from Q2 2025 and increased by 36.0% from $35.9 million for Q3 2024.

o	EBITDA margin was 20.2% for Q3 2025,19.7% for Q2 2025 and was 13.9% for Q3 2024.

o	Net cash provided by operating activities was $3.1 million for Q3 2025. Net cash used in operating activities was $44.0 million for Q2 2025 and was $20.2 million for Q3 2024.

•	EBITDA, as adjusted, increased by 0.4% to $73.8 million for Q3 2025 from Q2 2025 and increased by 21.2% from $60.9 million for Q3 2024.

o	EBITDA, as adjusted, margin was 30.5% for Q3 2025, 29.8% for Q2 2025 and was 23.7% for Q3 2024.

•	Capital expenditures decreased by 35.5% to $36.3 million for Q3 2025 from Q2 2025 and decreased by 38.8% from $59.2 million for Q3 2024.

•	Cogent approved a quarterly dividend of $0.02 per share for Q4 2025.

[WASHINGTON, D.C. November 6, 2025] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $241.9 million for the three months ended September 30, 2025, a decrease of 1.7% from the three months ended June 30, 2025 and a decrease of 5.9% from the three months ended September 30, 2024. On the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement, primarily classified as on-net revenue and net-centric revenue, was $0.4 million for the three months ended September 30, 2025, $1.1 million for the three months ended June 30, 2025 and $4.1 million for the three months ended September 30, 2024.

Foreign exchange rates positively impacted service revenue growth from the three months ended June 30, 2025 to the three months ended September 30, 2025 by $0.9 million and positively impacted service revenue growth from the three months ended September 30, 2024 to the three months ended September 30, 2025 by $1.8 million. On a constant currency basis, service revenue decreased by 2.1% from the three months ended June 30, 2025 to the three months ended September 30, 2025 and decreased by 6.6% from the three months ended September 30, 2024 to the three months ended September 30, 2025.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $135.3 million for the three months ended September 30, 2025, an increase of 2.2% from the three months ended June 30, 2025 and a decrease of 0.9% from the three months ended September 30, 2024.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $95.1 million for the three months ended September 30, 2025, a decrease of 6.9% from the three months ended June 30, 2025 and a decrease of 14.5% from the three months ended September 30, 2024.

Wavelength revenue was $10.2 million for the three months ended September 30, 2025, an increase of 12.4% from the three months ended June 30, 2025 and an increase of 92.5% from the three months ended September 30, 2024.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $1.4 million for the three months ended September 30, 2025, $2.7 million for the three months ended June 30, 2025 and was $4.1 million for the three months ended September 30, 2024.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 48.9% from the three months ended June 30, 2025 to $49.8 million for the three months ended September 30, 2025 and increased by 406.8% from the three months ended September 30, 2024.

GAAP gross margin was 20.6% for the three months ended September 30, 2025, 13.6% for the three months ended June 30, 2025 and 3.8% for the three months ended September 30, 2024.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 1.4% from the three months ended June 30, 2025 to $110.8 million for the three months ended September 30, 2025 and increased by 15.3% from the three months ended September 30, 2024.

Non-GAAP gross margin was 45.8% for the three months ended September 30, 2025, 44.4% for the three months ended June 30, 2025 and 37.4% for the three months ended September 30, 2024.

Net cash provided by operating activities was $3.1 million for the three months ended September 30, 2025. Net cash used in operating activities was $44.0 million for the three months ended June 30, 2025 and was $20.2 million for the three months ended September 30, 2024.

Potential Sale of Acquired Data Centers

In October 2025, Cogent entered into a non-binding letter of intent “(LOI”) for the sale of two data center facilities (the “Facilities”) and the associated land for $144.0 million in cash. The LOI includes certain contingencies, including the completion of further due diligence by the prospective buyer and negotiation and execution of a definitive purchase and sale agreement. The Facilities are owned real estate acquired and repurposed by Cogent in the Sprint acquisition.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts paid under the IP Transit Services Agreement were $25.0 million, $25.0 million and $25.0 million in the three months ended September 30, 2024, June 30, 2025 and September 30, 2025, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA), was $48.8 million for the three months ended September 30, 2025, $48.5 million for the three months ended June 30, 2025 and $35.9 million for the three months ended September 30, 2024.

EBITDA margin, was 20.2% for the three months ended September 30, 2025, 19.7% for the three months ended June 30, 2025 and 13.9% for the three months ended September 30, 2024.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was $73.8 million for the three months ended September 30, 2025, $73.5 million for the three months ended June 30, 2025 and $60.9 million for the three months ended September 30, 2024.

EBITDA margin, as adjusted for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was 30.5% for the three months ended September 30, 2025, 29.8% for the three months ended June 30, 2025 and 23.7% for the three months ended September 30, 2024.

Basic and diluted net loss per share was $(0.87) for the three months ended September 30, 2025, $(1.21) for the three months ended June 30, 2025 and was $(1.33) for the three months ended September 30, 2024.

Total customer connections decreased by 6.4% from September 30, 2024 to 118,279 as of September 30, 2025 and decreased by 0.4% from June 30, 2025. On-net customer connections increased by 0.1% from September 30, 2024 to 87,767 as of September 30, 2025 and increased by 0.4% from June 30, 2025. Off-net customer connections decreased by 21.3% from September 30, 2024 to 25,518 as of September 30, 2025 and decreased by 2.7% from June 30, 2025. Wavelength customer connections increased by 68.1% from September 30, 2024 to 1,750 as of September 30, 2025 and increased by 19.1% from June 30, 2025. Non-core customer connections were 3,244 as of September 30, 2025, 3,615 as of June 30, 2025 and 5,217 as of September 30, 2024.

The number of on-net buildings increased by 113 from September 30, 2024 to 3,537 as of September 30, 2025 and increased by 8 from June 30, 2025.

Optical Wave Network

Acquiring the Sprint network has also allowed Cogent to construct a wavelength network using predominantly owned fiber. This enabled Cogent to expand its product offerings to include optical wavelength services. As of September 30, 2025, Cogent was offering optical wavelength services in 996 data centers in the United States, Mexico and Canada.

Quarterly Dividend Approved

On November 5, 2025, Cogent’s Board approved a regular quarterly dividend of $0.02 per share payable on December 8, 2025 to shareholders of record on November 21, 2025.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Stock Buyback Program

Cogent will be temporarily pausing its stock buyback program.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 6, 2025 to discuss Cogent’s operating results for the third quarter of 2025. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, optical wavelength, optical transport and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 302 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue (15) (17)	$138,624	$140,757	$136,485	$128,760	$129,628	$132,331	$135,267
% Change from previous Qtr.	0.4%	1.5%	-3.0%	-5.7%	0.7%	2.1%	2.2%
Off-Net revenue	$118,178	$111,451	$111,291	$113,190	$107,274	$102,177	$95,111
% Change from previous Qtr.	-4.4%	-5.7%	-0.1%	1.7%	-5.2%	-4.8%	-6.9%
Wavelength revenue (1)	$3,327	$3,625	$5,287	$6,966	$7,119	$9,057	$10,179
% Change from previous Qtr.	7.0%	9.0%	45.8%	31.8%	2.2%	27.2%	12.4%
Non-Core revenue (2)	$6,039	$4,610	$4,139	$3,375	$3,027	$2,682	$1,392
% Change from previous Qtr.	-16.8%	-23.7%	-10.2%	-18.5%	-10.3%	-11.4%	-48.1%
Service revenue – total (15) (17)	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
% Change from previous Qtr.	-2.2%	-2.2%	-1.2%	-1.9%	-2.1%	-0.3%	-1.7%
Constant currency total revenue quarterly growth rate – sequential quarters (3) (15) (17)	-2.3%	-2.0%	-1.5%	-1.5%	-1.9%	-1.3%	-2.1%
Constant currency total revenue quarterly growth rate – year over year quarters (3) (15) (17)	73.1%	8.8%	-6.7%	-7.1%	-6.7%	-6.0%	-6.6%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3) (15) (17)	-2.3%	-1.5%	-1.7%	-2.0%	-1.6%	-1.2%	-1.8%

Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3) )15) (17)	62.4%	5.4%	-8.6%	-7.3%	-6.6%	-6.3%	-6.4%
Excise Taxes included in service revenue (4)	$20,549	$19,182	$19,752	$20,960	$20,200	$19,998	$19,166
% Change from previous Qtr.	0.6%	-6.7%	3.0%	6.1%	-3.6%	-1.0%	-4.2%
IPv4 Revenue, included in On-Net revenue (19)	$10,151	$10,938	$11,236	$12,560	$14,413	$15,320	$17,475
% Change from previous Qtr.	2.8%	7.8%	2.7%	11.8%	14.8%	6.3%	14.1%
IPv4 Addresses Billed	12,213,414	12,813,955	12,943,590	13,033,248	12,879,749	13,187,109	14,600,974
% Change from previous Qtr.	6.8%	4.9%	1.0%	0.7%	-1.2%	2.4%	10.7%
Corporate revenue (5)	$124,864	$119,557	$116,244	$113,070	$110,686	$109,047	$105,201
% Change from previous Qtr.	-1.4%	-4.3%	-2.8%	-2.7%	-2.1%	-1.5%	-3.5%
Net-centric revenue (5) (15)	$91,979	$91,107	$91,873	$93,625	$92,615	$97,309	$100,288
% Change from previous Qtr.	-1.3%	-0.9%	0.8%	1.9%	-1.1%	5.1%	3.1%
Enterprise revenue (5) (17)	$49,325	$49,781	$49,085	$45,596	$43,747	$39,891	$36,460
% Change from previous Qtr.	-5.7%	0.9%	-1.4%	-7.1%	-4.1%	-8.8%	-8.6%
Network operations expenses (4)	$168,548	$155,817	$161,083	$154,706	$136,949	$136,986	$131,107
% Change from previous Qtr.	-3.2%	-7.6%	3.4%	-4.0%	-11.5%	0.0%	-4.3%
GAAP gross profit (6)	$26,344	$30,240	$9,835	$29,836	$33,571	$33,465	$49,843
% Change from previous Qtr.	-11.4%	14.8%	-67.5%	203.4%	12.5%	-0.3%	48.9%
GAAP gross margin (6)	9.9%	11.6%	3.8%	11.8%	13.6%	13.6%	20.6%

Non-GAAP gross profit (3) (7)	$97,620	$104,626	$96,119	$97,585	$110,099	$109,261	$110,842
% Change from previous Qtr.	-0.3%	7.2%	-8.1%	1.5%	12.8%	-0.8%	1.4%
Non-GAAP gross margin (3) (7)	36.7%	40.2%	37.4%	38.7%	44.6%	44.4%	45.8%
Selling, general and administrative expenses (8)	$70,131	$65,130	$60,258	$55,732	$66,340	$60,766	$62,061
% Change from previous Qtr.	-6.4%	-7.1%	-7.5%	-7.5%	19.0%	-8.4%	2.1%
Depreciation and amortization expense (18)	$70,891	$74,036	$85,815	$67,272	$76,038	$75,290	$60,429
% Change from previous Qtr.	4.6%	4.4%	15.9%	-21.6%	13.0%	-1.0%	-19.7%
Equity-based compensation expense	$6,950	$3,565	$7,875	$7,348	$8,013	$4,664	$8,932
% Change from previous Qtr.	4.0%	-48.7%	120.9%	-6.7%	9.1%	-41.8%	91.5%
Operating income (loss)	$(59,389)	$(47,143)	$(57,829)	$(32,767)	$(40,292)	$(31,459)	$(18,128)
% Change from previous Qtr.	-13.3%	-20.6%	22.7%	-43.3%	23.0%	-21.9%	-42.4%
Interest expense (9)	$23,010	$38,840	$32,474	$45,371	$34,015	$48,688	$43,146
% Change from previous Qtr.	-34.1%	68.8%	-16.4%	39.7%	-25.0%	43.1%	-11.4%
Non-cash change in valuation – Swap Agreement (9)	$6,152	$(9,299)	$(5,597)	$(7,632)	$201	$(8,911)	$223
Gain (reduction) - gain on bargain purchase (10)	$(5,470)	$27,673	$-	$-	$-	$-	$-
Net loss	$(65,307)	$(32,338)	$(63,112)	$(43,317)	$(52,042)	$(57,807)	$(41,544)
Basic net loss per common share	$(1.38)	$(0.68)	$(1.33)	$(0.91)	$(1.09)	$(1.21)	$(0.87)
Diluted net loss per common share	$(1.38)	$(0.68)	$(1.33)	$(0.91)	$(1.09)	$(1.21)	$(0.87)
Weighted average common shares – basic	47,416,268	47,511,613	47,426,131	47,540,833	47,676,735	47,592,836	47,603,287

% Change from previous Qtr.	0.1%	0.2%	-0.2%	0.2%	0.3%	-0.2%	0.0%
Weighted average common shares – diluted	47,416,268	47,511,613	47,426,131	47,540,833	47,676,735	47,592,836	47,603,287
% Change from previous Qtr.	-1.3%	0.2%	-0.2%	0.2%	0.3%	-0.2%	0.0%
EBITDA (3)	$18,452	$27,126	$35,861	$41,853	$43,759	$48,495	$48,781
% Change from previous Qtr.	207.0%	47.0%	32.2%	16.7%	4.6%	10.8%	0.6%
EBITDA margin (3)	6.9%	10.4%	13.9%	16.6%	17.7%	19.7%	20.2%
Sprint acquisition costs (14)	$9,037	$12,370	$-	$-	$-	$-	$-
Cash payments under IP Transit Services Agreement (11)	$87,500	$66,667	$25,000	$25,000	$25,000	$25,000	$25,000

EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11) (14)	$114,989	$106,163	$60,861	$66,853	$68,759	$73,495	$73,781
% Change from previous Qtr.	4.1%	-7.7%	-42.7%	9.8%	2.9%	6.9%	0.4%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11) (14)	43.2%	40.8%	23.7%	26.5%	27.8%	29.8%	30.5%
Net cash provided by (used in) operating activities	$19,219	$(22,171)	$(20,226)	$14,532	$36,351	$(44,039)	$3,100
% Change from previous Qtr.	139.5%	-215.4%	8.8%	171.8%	150.1%	-221.1%	107.0%
Capital expenditures	$40,883	$48,767	$59,244	$46,104	$58,088	$56,200	$36,250
% Change from previous Qtr.	-6.3%	19.3%	21.5%	-22.2%	26.0%	-3.3%	-35.5%
Principal payments of capital (finance) lease obligations	$23,235	$133,472	$4,516	$27,979	$8,003	$8,520	$8,791
% Change from previous Qtr.	23.5%	474.4%	-96.6%	519.6%	-71.4%	6.5%	3.2%
Dividends paid (16)	$478	$93,304	$47,210	$48,416	$49,133	$49,560	$49,066
Gross Leverage Ratio (3) (11)	3.57	4.06	4.94	5.72	6.69	8.65	8.24
Net Leverage Ratio (3) (11)	3.17	3.14	4.13	5.07	6.08	7.52	7.44
Gross Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (20)	2.64	3.37	4.16	4.91	5.81	7.74	7.45

Net Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (20)	2.24	2.45	3.36	4.25	5.21	6.61	6.65
Gross Leverage Ratio under the Company’s Indentures (3)	3.51	4.50	5.11	5.81	5.86	6.82	5.66
Secured Leverage Ratio under the Company’s Indentures (3)	2.33	2.49	2.90	3.38	3.44	4.20	3.49
Interest Coverage Ratio under the Company’s Indentures (3)	4.05	4.06	3.85	2.88	2.80	2.43	2.62
Customer Connections – end of period (15)
On-Net customer connections	87,574	87,387	87,655	87,500	86,781	87,407	87,767
% Change from previous Qtr.	-0.8%	-0.2%	0.3%	-0.2%	-0.8%	0.7%	0.4%
Off-Net customer connections	34,579	32,758	32,420	28,963	27,508	26,239	25,518
% Change from previous Qtr.	-5.7%	-5.3%	-1.0%	-10.7%	-5.0%	-4.6%	-2.7%
Wavelength customer connections (1)	693	754	1,041	1,118	1,322	1,469	1,750
% Change from previous Qtr.	4.8%	8.8%	38.1%	7.4%	18.2%	11.1%	19.1%
Non-Core customer connections (2)	10,037	7,883	5,217	5,802	5,120	3,615	3,244
% Change from previous Qtr.	-16.2%	-21.5%	-33.8%	11.2%	-11.8%	-29.4%	-10.3%
Total customer connections (15)	132,883	128,782	126,333	123,383	120,731	118,730	118,279
% Change from previous Qtr.	-3.4%	-3.1%	-1.9%	-2.3%	-2.1%	-1.7%	-0.4%
Corporate customer connections (5)	51,821	48,690	47,613	46,371	45,295	44,307	43,391
% Change from previous Qtr.	-4.9%	-6.0%	-2.2%	-2.6%	-2.3%	-2.2%	-2.1%

Net-centric customer connections (5) (15)	61,599	61,736	62,273	62,236	61,795	62,659	63,875
% Change from previous Qtr.	-1.2%	0.2%	0.9%	-0.1%	-0.7%	1.4%	1.9%
Enterprise customer connections (5) (17)	19,463	18,356	16,447	14,776	13,641	11,764	11,013
% Change from previous Qtr.	-6.2%	-5.7%	-10.4%	-10.2%	-7.7%	-13.8%	-6.4%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,861	1,864	1,870	1,871	1,867	1,871	1,869
Carrier neutral data center buildings	1,376	1,393	1,410	1,423	1,453	1,471	1,482
Cogent data centers	78	86	95	104	101	101	100
Cogent edge data centers	6	43	49	55	79	86	86
Total on-net buildings	3,321	3,386	3,424	3,453	3,500	3,529	3,537
Total carrier neutral data center nodes	1,586	1,602	1,627	1,646	1,668	1,675	1,686
Wave enabled data centers	295	516	657	808	883	938	996
Square feet – multi-tenant office buildings – on-net	1,009,702,653	1,011,171,523	1,015,544,543	1,015,861,483	1,015,459,520	1,017,918,826	1,017,433,216
Total Technical Buildings Owned (12)	482	482	482	482	482	482	482
Square feet – Technical Buildings Owned (12)	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period
Intercity route miles – Leased	76,211	75,965	77,561	79,621	79,867	73,075	72,955

Metro route miles – Leased	25,977	27,373	28,510	29,802	30,788	31,297	31,388
Metro fiber miles – Leased	79,138	80,042	84,476	87,678	90,696	92,631	93,338
Intercity route miles – Owned	21,883	21,883	21,883	21,883	21,883	21,883	21,883
Metro route miles – Owned	1,704	1,704	1,704	1,704	1,704	1,704	1,704
Connected networks – AS’s	8,098	8,135	8,212	8,250	8,240	8,085	8,043
Headcount – end of period (13)
Sales force – quota bearing (13)	677	656	655	650	629	628	617
Sales force – total (13)	871	851	847	843	820	820	802
Total employees (13)	1,955	1,901	1,908	1,916	1,899	1,889	1,882
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.0	3.8	4.0	3.5	3.8	4.8	4.6
FTE – sales reps	627	632	620	622	605	588	592

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $385, $350, $469, $477, $490, $506 and $570 in the three-month periods ended March 31, 2024 through September 30, 2025 respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $20,549, $19,182, $19,752, $20,960, $20,200, $19,998 and $19,166 in the three-month periods ended March 31, 2024 through September 30, 2025, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows:

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,
•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and
•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.
•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively.

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $6,565, $3,215, $7,406, $6,871, $7,523, $4,158 and $8,362 in the three-month periods ended March 31, 2024 through September 30, 2025, respectively and excludes $9,037 and $12,370 of Sprint acquisition costs for the three-month periods ended March 31, 2024 and June 30, 2024, respectively. There were no Sprint acquisition costs for the three months ended September 30, 2024, December 31, 2024, March 31, 2025, June 30, 2025 or September 30, 2025.

(9) As of September 30, 2025, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes payments of $12,122, $12,081 and $9,769 for the three-month periods ended June 30, 2024, December 31, 2024 and June 30, 2025, respectively, related to the Swap Agreement. Under GAAP, changes in the valuation of the Swap Agreement are classified with interest expense in the condensed consolidated statements of comprehensive (loss) income.

(10) The gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$826,067
Total net consideration to be received from Seller, net of discounts	602,581
Gain on bargain purchase	$1,428,648

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$87.5 million for the three months ended March 31, 2024,
•	$66.7 million for the three months ended June 30, 2024,
•	$25.0 million for the three months ended September 30, 2024,
•	$25.0 million for the three months ended December 31, 2024,
•	$25.0 million for the three months ended March 31, 2025, and
•	$25.0 million for the three months ended June 30, 2025, and
•	$25.0 million for the three months ended September 30, 2025.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Cogent converted 52 of those buildings to Cogent Data Centers and 86 into Cogent Edge Data Centers.

(13) In connection with the acquisition of the Wireline Business, Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of March 31, 2024, there were 718 employees remaining from the original Wireline Business employees.
•	As of June 30, 2024, there were 655 employees remaining from the original Wireline Business employees.
•	As of September 30, 2024, there were 635 employees remaining from the original Wireline Business employees.
•	As of December 31, 2024, there were 624 employees remaining from the original Wireline Business employees.
•	As of March 31, 2025, there were 618 employees remaining from the original Wireline Business employees.
•	As of June 30, 2025, there were 603 employees remaining from the original Wireline Business employees.
•	As of September 30, 2025, there were 588 employees remaining from the original Wireline Business employees.

(14) In connection with the acquisition of the Wireline Business the Company incurred the following Sprint acquisition costs:

•	$9.0 million in the three months ended March 31, 2024, and
•	$12.4 million in the three months ended June 30, 2024.

Included in Sprint acquisition costs were the following reimbursable severance costs:

•	$4.3 million of reimbursable severance costs in the three months ended March 31, 2024, and
•	$8.0 million of reimbursable severance costs in the three months ended June 30, 2024.

(15) Net-centric revenue under the CSA (predominantly on-net revenue) was

•	$3.2 million for the three months ended March 31, 2024,
•	$5.9 million for the three months ended June 30, 2024,
•	$4.1 million for the three months ended September 30, 2024,
•	$1.5 million for the three months ended December 31, 2024,
•	$0.7 million for the three months ended March 31, 2025,
•	$1.1 million for the three months ended June 30, 2025, and
•	$0.4 million for the three months ended September 30, 2025.

Net-centric customer connections under the CSA were:

•	2,658 as of March 31, 2024,
•	2,117 as of June 30, 2024,
•	2,053 as of September 30, 2024,
•	1,776 as of December 31, 2024,
•	1,478 as of March 31, 2025,
•	1,595 as of June 30, 2025, and
•	1,666 as of September 30, 2025.

(16) The first quarter 2024 dividend totaling $45.8 million was declared on February 28, 2024, and paid on April 9, 2024.

(17) Included in on-net revenue and enterprise revenue from May 2023 to July 2024 was $1.9 million of monthly revenue from an uneconomic resale customer acquired in connection with the Wireline Business. The service was cancelled on July 31, 2024.

(18) On July 1, 2024, Cogent changed its estimated useful life of its owned fiber from an average of 14 years to an average of 40 years.

(19) Amounts previously reported and adjusted in our Q4 2024 earnings release were $10,201, $11,469 and $12,822 for the three-month periods March 31, 2024, June 30, 2024 and September 30, 2024, respectively.

(20) Amounts Due from T-Mobile include 1) Due from T-Mobile, IP Transit Services Agreement, current portion, 1) Due from T-Mobile, IP Transit Services Agreement, long-term portion and 3) Due from T-Mobile, Purchase Agreement, all amounts net of their applicable discounts. These amounts totaled $383,981, $323,650, $304,497, $284,979, $265,090, $244,821 and $224,167 as of March 31, 2024 to September 30, 2025, respectively.

NM Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Net cash provided by (used in) operating activities	$19,219	$(22,171)	$(20,226)	$14,532	$36,351	$(44,039)	$3,100
Changes in operating assets and liabilities	$(34,640)	$11,077	$22,868	$27,892	$(26,614)	$42,244	$8,941
Cash interest expense and income tax expense	33,873	38,220	33,219	(571)	34,022	50,290	36,740
EBITDA	$18,452	$27,126	$35,861	$41,853	$43,759	$48,495	$48,781
PLUS: Sprint acquisition costs	$9,037	$12,370	$-	$-	$-	$-	$-
PLUS: Cash payments made to the Company under IP Transit Services Agreement	87,500	66,667	25,000	25,000	25,000	25,000	25,000
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$114,989	$106,163	$60,861	$66,853	$68,759	$73,495	$73,781
EBITDA margin	6.9%	10.4%	13.9%	16.6%	17.7%	19.7%	20.2%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	43.2%	40.8%	23.7%	26.5%	27.8%	29.8%	30.5%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
Impact of foreign currencies on service revenue	(304)	323	(620)	1,022	542	(2,419)	(938)
Service revenue - as adjusted for currency impact (1)	$265,864	$260,766	$256,582	$253,313	$247,590	$243,828	$241,011
Service revenue, as reported – prior sequential period	$272,099	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247
Constant currency revenue increase (decrease)	$(6,235)	$(5,402)	$(3,861)	$(3,889)	$(4,701)	$(3,220)	$(5,236)
Constant currency revenue percent increase (decrease)	-2.3%	-2.0%	-1.5%	-1.5%	-1.9%	-1.3%	-2.1%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
Impact of foreign currencies on service revenue	(362)	420	(213)	405	1,258	(1,507)	(1,806)
Service revenue - as adjusted for currency impact (2)	$265,806	$260,863	$256,989	$252,696	$248,306	$244,740	$240,143
Service revenue, as reported – prior year period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Constant currency revenue increase	$112,218	$21,057	$(18,440)	$(19,403)	$(17,862)	$(15,703)	$(17,059)
Constant currency percent revenue increase	73.1%	8.8%	-6.7%	-7.1%	-6.7%	-6.0%	-6.6%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
Impact of foreign currencies on service revenue	(304)	323	(620)	1,022	542	(2,419)	(938)
Impact of excise taxes on service revenue	(121)	1,367	(570)	(1,208)	760	202	832
Service revenue - as adjusted for currency and excise taxes impact (3)	$265,743	$262,133	$256,012	$252,105	$248,350	$244,030	$241,843
Service revenue, as reported – prior sequential period	$272,099	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247
Constant currency and excise taxes revenue increase (decrease)	$(6,356)	$(4,035)	$(4,431)	$(5,097)	$(3,941)	$(3,018)	$(4,404)
Constant currency and excise tax revenue percent increase (decrease)	-2.3%	-1.5%	-1.7%	-2.0%	-1.6%	-1.2%	-1.8%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
Impact of foreign currencies on service revenue	(362)	420	(213)	405	1,258	(1,507)	(1,806)
Impact of excise taxes on service revenue	(16,356)	(8,142)	(5,195)	(532)	349	(816)	586
Service revenue - as adjusted for currency and excise taxes impact (4)	$249,450	$252,721	$251,794	$252,164	$248,655	$243,924	$240,729
Service revenue, as reported – prior year period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Constant currency and excise taxes revenue increase	$95,862	$12,915	$(23,635)	$(19,935)	$(17,513)	$(16,519)	$(16,473)
Constant currency and excise tax percent revenue increase	62.4%	5.4%	-8.6%	-7.3%	-6.6%	-6.3%	-6.4%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and non-GAAP gross margin

Non-GAAP gross profit and non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Service revenue total	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	239,824	230,203	247,367	222,455	213,477	212,782	192,106
GAAP Gross Profit (5)	$26,344	$30,240	$9,835	$29,836	$33,571	$33,465	$49,843
Plus - Equity-based compensation – network operations expense	385	350	469	477	490	506	570
Plus – Depreciation and amortization expense	$70,891	$74,036	$85,815	$67,272	$76,038	$75,290	$60,429
Non-GAAP Gross Profit (6)	$97,620	$104,626	$96,119	$97,585	$110,099	$109,261	$110,842
GAAP Gross Margin (5)	9.9%	11.6%	3.8%	11.8%	13.6%	13.6%	20.6%
Non-GAAP Gross Margin (6)	36.7%	40.2%	37.4%	38.7%	44.6%	44.4%	45.8%

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Gross leverage, adjusted for amounts Due from T-Mobile, is defined as total debt minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage, adjusted for amounts Due from T-Mobile, is defined as total net debt (total debt minus cash and cash equivalents) minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement.

Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024	As of March 31, 2025	As of June 30, 2025	As of September 30, 2025
Cash and cash equivalents & restricted cash	$163,274	$426,241	$316,092	$227,916	$183,970	$306,725	$226,294
Debt
Capital (finance) leases – current portion	64,043	21,253	21,939	21,225	24,685	26,523	24,990
Capital (finance) leases – long term	453,473	405,176	460,632	517,161	543,852	578,634	576,851
Senior Secured 2032 Notes						600,000	600,000
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000
Secured IPv4 Notes		206,000	206,000	206,000	206,000	380,400	380,400
Senior Unsecured 2027 Notes	450,000	750,000	750,000	750,000	750,000	750,000	750,000
Total debt	1,467,516	1,882,429	1,938,571	1,994,386	2,024,537	2,335,557	2,332,241
Total net debt	1,304,242	1,456,188	1,622,479	1,766,470	1,840,567	2,028,832	2,105,947
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	411,001	463,102	392,525	348,392	302,636	269,968	282,888
Gross leverage ratio	3.57	4.06	4.94	5.72	6.69	8.65	8.24
Net leverage ratio	3.17	3.14	4.13	5.07	6.08	7.52	7.44
Total amounts Due from T-Mobile	$383,981	$323,650	$304,497	$284,979	$265,090	$244,821	$224,167
Total debt, adjusted for amounts Due from T-Mobile	1,083,535	1,558,779	1,634,074	1,709,407	1,759,447	2,090,736	2,108,074
Total net debt, adjusted for amounts Due from T-Mobile	920,261	1,132,538	1,317,982	1,481,491	1,575,447	1,784,011	1,881,780
Gross leverage ratio, adjusted for amounts Due from T-Mobile	2.64	3.37	4.16	4.91	5.81	7.74	7.45
Net leverage ratio, adjusted for amounts Due from T-Mobile	2.24	2.45	3.36	4.25	5.21	6.61	6.65

Ratios under the Company’s indentures

Consolidated Leverage Ratio is defined in the Company’s Indentures as total debt divided by Consolidated Cash Flow (as defined in the Company’s Indentures) for the most recently completed period of four consecutive fiscal quarters of the Company (the “Reference Period”), subject to certain adjustments provided for in the Company’s Indentures. Secured Leverage Ratio is defined in the Company’s Indentures as total secured debt divided by Consolidated Cash Flow for the Reference Period, subject to certain adjustments provided for in the Company’s Indentures. Net leverage ratio is presented as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months Consolidated Cash Flow. Net leverage ratio is not a defined term in the Company’s Indentures. Fixed Charge Coverage Ratio is defined in the Company’s Indentures as Consolidated Cash Flow for the Reference Period divided by Fixed Charges (as defined in the Company’s Indentures) for the Reference Period, which largely consist of interest expense, subject to certain adjustments provided for in the Company’s Indentures. Cogent’s ratios are shown in the table below.

($ in 000’s) – unaudited	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024	As of March 31, 2025	As of June 30, 2025 (2)	As of September 30, 2025 (2)
Cash and cash equivalents & restricted cash	139,342	372,123	266,822	205,464	$165,676	$195,165	$136,513
Debt
Capital (finance) leases – current portion	21,657	21,253	21,939	21,225	24,685	26,523	24,990
Capital (finance) leases – long term	371,116	405,176	460,632	517,161	543,852	578,634	576,851
Letters of credit	123	123	126	121	124	130	130
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000
Senior Secured 2032 Notes						600,000	600,000
Senior Unsecured 2027 Notes	450,000	750,000	750,000	750,000	750,000	750,000	750,000
Total debt	1,342,896	1,676,552	1,732,697	1,788,507	1,818,661	1,955,287	1,951,971
Total net debt	1,203,554	1,304,429	1,465,875	1,583,043	1,652,985	1,760,122	1,815,458
Total secured debt	892,896	926,552	982,697	1,038,507	1,068,661	1,205,287	1,201,971
Consolidated Cash Flow (2)	382,850	372,621	338,892	307,655	310,345	286,881	344,739
Consolidated Leverage Ratio for the Reference Period	3.51	4.50	5.11	5.81	5.86	6.82	5.66
Net leverage ratio (1)	3.14	3.50	4.33	5.15	5.33	6.14	5.27
Secured Leverage Ratio for the Reference Period (2)	2.33	2.49	2.90	3.38	2.58	4.20	3.49
Fixed Charges for the Reference Period (2)	94,614	91,723	88,057	106,877	110,704	118,290	131,696
Fixed Charge Coverage Ratio for the Reference Period (2)	4.05	4.06	3.85	2.88	2.80	2.43	2.62

(1)	Net leverage ratio is not a defined term under the Company’s Indentures.
(2)	Consolidated Cash Flow as defined in the Company’s $600.0 million Secured 2032 Notes issued in June 2025, includes cash payments under the IP Transit Services Agreement with TMUSA. Cash payments under the IP Transit Services Agreement with TMUSA for the for the most recently completed period of four consecutive fiscal quarters of the Company were $100.0 million.

Ratios under the Company’s $600 million 2032 Secured Notes	Q2-2025	Q3-2025
Consolidated Cash Flow under the Indentures	286,881	344,739
PLUS: Cash Payments under IP Transit Services Agreement with TMUSA	100,000	100,000
Consolidated Cash Flow - $600.0 million Secured 2032 Notes	386,881	444,739
Consolidated Leverage Ratio for the Reference Period - $600.0 million Secured 2032 Notes	5.05	4.39
Net leverage ratio - $600.0 million Secured 2032 Notes (1)	4.55	4.08
Secured Leverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.12	2.70
Fixed Charges for the Reference Period	118,290	131,696
Fixed Charge Coverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.27	3.38

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$147,088	$198,486
Restricted cash	79,206	29,430
Accounts receivable, net of allowance for credit losses of $6,406 and $9,762, respectively	95,853	96,934
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $12,076 and $16,915, respectively	87,924	83,085
Due from T-Mobile, Transition Services Agreement	231	62
Prepaid expenses and other current assets	69,467	74,104
Total current assets	479,769	482,101
Property and equipment:
Property and equipment	3,584,540	3,319,731
Accumulated depreciation and amortization	(1,871,828)	(1,655,564)
Total property and equipment, net	1,712,712	1,664,167
Right-of-use leased assets	318,701	324,315
IPv4 intangible asset	458,000	458,000
Other intangible assets, net	11,699	13,029
Deposits and other assets	31,147	29,596
Due from T-Mobile, IP Transit Services Agreement, net of discount of $4,083 and $12,312, respectively	112,584	179,534
Due from T-Mobile, Purchase Agreement, net of discount of $4,455 and $5,755, respectively	23,659	22,360
Total assets	$3,148,271	$3,173,102
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,390	$39,805
Accrued and other current liabilities	129,021	134,609
Due to T-Mobile – Transition Services Agreement	18	525
Current maturities, operating lease liabilities	55,127	57,172
Finance lease obligations, current maturities	24,990	21,225
Total current liabilities	237,546	253,336
Senior secured 2026 notes, net of unamortized debt costs of $375 and discount of $499	—	499,126
Senior unsecured 2027 notes, net of unamortized debt costs of $1,436 and $2,013, respectively, and discounts of $5,041 and $7,053, respectively	743,523	740,934
Secured IPv4 notes, net of unamortized debt costs of $9,377 and $6,702, respectively	371,023	199,298
Senior secured 2032 notes, net of unamortized debt costs of $2,082	597,918	—
Operating lease liabilities, net of current maturities	278,761	302,004
Finance lease obligations, net of current maturities	576,851	517,161
Deferred income tax liabilities	351,544	398,266
Other long-term liabilities	30,275	40,129
Total liabilities	3,187,441	2,950,254
Commitments and contingencies:
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 49,121,159 and 49,034,925 shares issued and outstanding, respectively	49	49
Additional paid-in capital	637,710	629,829
Accumulated other comprehensive loss	(1,432)	(30,685)
Accumulated deficit	(675,497)	(376,345)
Total stockholders’ (deficit) equity	(39,170)	222,848
Total liabilities and stockholders’ (deficit) equity	$3,148,271	$3,173,102

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND SEPTEMBER 30, 2024

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)
Service revenue	$241,949	$257,202
Operating expenses:
Network operations (including $570 and $469 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	131,677	161,552
Selling, general, and administrative (including $8,362 and $7,406 of equity-based compensation expense, respectively)	70,423	67,664
Depreciation and amortization	60,429	85,815
Total operating expenses	262,529	315,031
Gains on lease terminations and other	2,452	—
Operating loss	(18,128)	(57,829)
Interest expense, including change in valuation interest rate swap agreement	(43,369)	(26,877)
Interest income – IP Transit Services Agreement	3,904	5,438
Interest income – Purchase Agreement	441	409
Interest income (expense) and other, net	4,557	(1,153)
Loss before income taxes	(52,595)	(80,012)
Income tax benefit	11,051	16,900
Net loss	$(41,544)	$(63,112)

Comprehensive loss:
Net loss	$(41,544)	$(63,112)
Foreign currency translation adjustment	(236)	8,847
Comprehensive loss	$(41,780)	$(54,265)

Net loss per common share:
Basic net loss per common share	$(0.87)	$(1.33)
Diluted net loss per common share	$(0.87)	$(1.33)
Dividends declared per common share	$1.015	$0.985

Weighted-average common shares - basic	47,603,287	47,426,131

Weighted-average common shares - diluted	47,603,287	47,426,131

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND SEPTEMBER 30, 2024

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Nine months Ended	Nine months Ended
	September 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)
Service revenue	$735,242	$783,813
Operating expenses:
Network operations (including $1,566 and $1,204 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	406,608	486,657
Selling, general, and administrative (including $20,043 and $17,186 of equity-based compensation expense, respectively)	209,209	212,706
Acquisition costs – Sprint	—	21,407
Depreciation and amortization	211,756	230,747
Total operating expenses	827,573	951,517
Gains on lease terminations and other	2,452	3,332
Operating loss	(89,879)	(164,372)
Interest expense, including change in valuation interest rate swap agreement	(117,317)	(85,575)
Loss on debt extinguishment and redemption – 2026 notes	(5,606)	—
Gain on bargain purchase – Sprint	—	22,202
Interest income – IP Transit Services Agreement	12,888	18,702
Interest income – Purchase Agreement	1,299	331
Interest income and other, net	1,233	4,074
Loss before income taxes	(197,382)	(204,638)
Income tax benefit	45,989	43,881
Net loss	$(151,393)	$(160,757)

Comprehensive loss:
Net loss	$(151,393)	$(160,757)
Foreign currency translation adjustment	29,253	2,091
Comprehensive loss	$(122,140)	$(158,666)

Net loss per common share:
Basic net loss per common share	$(3.17)	$(3.39)
Diluted net loss per common share	$(3.17)	$(3.39)
Dividends declared per common share	$3.030	$2.925

Weighted-average common shares - basic	47,827,343	47,453,906

Weighted-average common shares - diluted	47,827,343	47,453,906

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND SEPTEMBER 30, 2024

(IN THOUSANDS)

	Three months Ended	Three months Ended
	September 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(41,544)	$(63,112)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	60,429	85,815
Amortization of debt costs and discounts	1,718	1,260
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(4,345)	(5,847)
Equity-based compensation expense (net of amounts capitalized)	8,932	7,874
Gains on finance lease terminations and other	(2,452)	—
Deferred income taxes	(10,920)	(23,348)
Changes in operating assets and liabilities:
Accounts receivable	(726)	12,111
Prepaid expenses and other current assets	3,007	(16,849)
Due to T-Mobile – Transition Services Agreement	9	16,185
Due from T-Mobile – Transition Services Agreement	(112)	(716)
Accounts payable, accrued liabilities and other long-term liabilities	(9,386)	(29,913)
Deposits and other assets	(1,510)	(3,686)
Net cash provided by (used in) operating activities	3,100	(20,226)
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	25,000	25,000
Purchases of property and equipment	(36,250)	(59,244)
Net cash used in investing activities	(11,250)	(34,244)
Cash flows from financing activities:
Dividends paid	(49,066)	(47,210)
Purchases of common stock	(5,169)	—
Proceeds from exercises of stock options	25	748
Principal payments of finance lease obligations	(8,791)	(4,516)
Net cash used in financing activities	(63,001)	(50,978)
Effect of exchange rates changes on cash	(9,280)	(4,701)
Net decrease in cash, cash equivalents and restricted cash	(80,431)	(110,149)
Cash, cash equivalents and restricted cash, beginning of period	306,725	426,241
Cash, cash equivalents and restricted cash, end of period	$226,294	$316,092

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND SEPTEMBER 30, 2024

(IN THOUSANDS)

	Nine months Ended	Nine months Ended
	September 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(151,393)	$(160,757)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	211,756	230,747
Amortization of debt costs and discounts	4,252	2,364
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(14,187)	(19,033)
Equity-based compensation expense (net of amounts capitalized)	21,609	18,390
Loss on debt extinguishment and redemption – 2026 notes	5,606	—
Gain on bargain purchase – Sprint	—	(22,202)
Gains on finance lease terminations and other	(2,452)	(3,332)
Deferred income taxes	(46,722)	(66,902)
Changes in operating assets and liabilities:
Accounts receivable	1,081	35,910
Prepaid expenses and other current assets	(3,215)	(3,949)
Due to T-Mobile – Transition Services Agreement	(169)	(65,338)
Due from T-Mobile – Transition Services Agreement	(507)	4,514
Accounts payable, accrued liabilities and other long-term liabilities	(27,170)	32,785
Deposits and other assets	(3,076)	(6,374)
Net cash used in operating activities	(4,587)	(23,177)
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	75,000	179,167
Acquisition of Sprint – severance reimbursement	—	12,323
Purchases of property and equipment	(150,538)	(148,894)
Net cash (used in) provided by investing activities	(75,538)	42,596
Cash flows from financing activities:
Dividends paid	(147,759)	(140,992)
Purchases of common stock	(16,686)	(7,968)
Net proceeds from issuance of senior unsecured 2027 notes - net of discount of $6.8 million and debt costs of $1.4 million	—	291,879
Net proceeds from issuance of secured IPv4 notes – net of debt costs of $4.0 million and $7.6 million, respectively	170,479	198,426
Net proceeds from issuance of senior secured 2032 notes - net of debt costs of $2.2 million	597,842	—
Debt extinguishment and redemption – 2026 notes	(505,000)	—
Proceeds from exercises of stock options	175	952
Settlement of finance lease – at a discount	—	(114,576)
Principal payments of finance lease obligations	(25,314)	(46,653)
Net cash provided by financing activities	73,737	181,068
Effect of exchange rates changes on cash	4,766	1,824
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,622)	202,311
Cash, cash equivalents and restricted cash, beginning of period	227,916	113,781
Cash, cash equivalents and restricted cash, end of period	$226,294	$316,092

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year December 31, 2024 and our Form 10-Q for the quarterly periods ended June 30, 2024, September 30, 2024, March 31, 2025, June 30, 2025 and September 30, 2025. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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